Corindus Vascular Robotics, Inc. 8-K

Exhibit 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of September 15, 2014, by and among Corindus Vascular Robotics, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

Recitals:

A.       The Company and the Purchasers entered into a certain Securities Purchase Agreement dated as of September 12, 2014 (the “Agreement”). The Company and the Purchasers desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Company and the Purchasers agree as follows:

1.        Amendment. Section 4.11 of the Agreement shall be amended and restated in its entirety by substituting the following therefor:

“Limitation on Beneficial Ownership. The Purchaser (and its Affiliates or any other persons with which it is acting in concert) shall not be entitled to purchase pursuant to this Agreement, and the Company shall not, from and after the date of this Agreement, without the prior written consent of the Purchaser, cause such Purchaser to own or control, such number of shares of capital stock that would result in such Purchaser becoming, directly or indirectly, the beneficial owner of more than 9.9% of a class of voting securities of the Company for purposes of beneficial ownership under the Exchange Act.”

2.        Ratify and Affirm. The Company and the Purchasers hereby ratify and affirm all of the other terms of the Agreement.

3.        Defined Terms. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

4.        Governing Law. This Amendment will be governed by and interpreted in accordance with the laws of the State of New York.

5.        Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CORINDUS VASCULAR ROBOTICS, INC.

By:
Name:
Title:

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